AQR CAPITAL MANAGEMENT, LLC (“AQR”)1

COMPLIANCE MANUAL

AMENDED AND RESTATED

THIS MANUAL IS THE PROPERTY OF AQR CAPITAL MANAGEMENT, LLC AND MUST BE RETURNED TO AQR SHOULD AN EMPLOYEE’S ASSOCIATION WITH AQR TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

A copy of this manual is available on AQR’s Intranet.

Current as of: September 13, 2012

1 The policies and procedures in this Compliance Manual apply to CNH Partners, LLC

Contents

Compliance Program	Page: 3
Code of Ethics	Page: 5
Policy for Outside Activities	Page: 25
Gifts and Entertainment Policy	Page: 27
Political Contribution Policy	Page: 33
Foreign Corrupt Practices Act Policy	Page: 35
Media and Public Discussion Policy	Page: 39
Whistleblowing Policy	Page: 40
Defined Terms	Page: 41

Compliance Program

A)	General Standards

AQR employees are bound by the highest of ethical standards. As an investment adviser registered with the Securities and Exchange Commission (“SEC”), AQR is subject to numerous laws and regulations at both the federal and state levels.

AQR and its employees also owe fiduciary duties of trust and loyalty to AQR’s clients. AQR has a professional duty to conduct its business in a legal and ethical manner, avoiding even the appearance of impropriety. AQR requires full compliance with all applicable laws, regulations and internal rules.

Unless specifically noted, the policies set forth in this Compliance Manual apply to all employees in all AQR business units.

B)	Outside Service Providers

Certain aspects of these policies also may be applied to consultants and outside service providers (a.k.a, independent contractors) retained by AQR. If you intend to retain consultants or contractors from time to time who may have access to private information about AQR or its business, you must consult with the Compliance Department prior to retention.

C)	Compliance Program

AQR’s Compliance Program is designed to provide the Founding Principals with a reasonable level of assurance that AQR is adhering to: applicable rules, regulations, client mandates, policies, and procedures.

The CCO and the Compliance Department

The CCO has been appointed by the Founding Principals to have full responsibility and authority to develop and enforce appropriate policies and procedures for the firm. In that capacity the CCO is responsible for the Compliance Program and the Compliance Department.

AQR’s Compliance Department has a dedicated staff of professionals that maintains the Compliance Program.

No AQR officer, service provider or any person acting under the direction of these persons, shall directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence the CCO in the performance of his or her responsibilities under this Compliance Program.

REMEMBER:

•

Compliance is your responsibility. Good judgment and a conscientious, professional, ethical approach will resolve most compliance issues. You should consult with your supervisor if you have any questions. You also should never hesitate to contact AQR’s Compliance Department for guidance and direction. Violations of these rules will result in appropriate discipline.

•

AQR’s CCO must approve in advance any exceptions to these policies. Exceptions may sometimes be allowed, for example, where AQR’s requirements are stricter than laws or regulations require. But exceptions will only be allowed if they are approved in advance.

Monitoring of Employees

On an ongoing basis the Compliance Department will monitor and review all reporting submitted by Covered Persons pursuant to the requirements under the Compliance Manual to detect any violations of the policies set forth herein. The Compliance Department will document these periodic reviews and all occurrences where a violation has been detected

D)	Annual Review

AQR will review its policies and procedures annually to determine their adequacy and the effectiveness of their implementation. The review will consider any compliance matters that arose during the previous year, any changes in AQR’s business activities or of its affiliates, and any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures.

Code of Ethics

A)	General Standards

a	Preamble

AQR has adopted the following Code of Ethics (the “Code”) to achieve the highest level of ethical standards and compliance with federal securities laws. AQR’s Code is comprised of the General Standards, the Personal Trading Policy, and the Policy to Prevent the Misuse of Material Non-Public Information. The Code is designed to reasonably prevent any Covered Person;

i)	from employing a device, scheme or artifice to defraud any person;
ii)

from making to any person any untrue statement of a material fact or omit to state to a fund or any client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

iii)	from engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person;
iv)	from engaging in a manipulative practice with respect to any client; in connection with purchase or sale of a security held or to be acquired by any person; and
v)	from violating federal and state securities laws.

As a fiduciary, AQR owes its clients more than honesty and good faith alone. AQR has an affirmative duty to act in the best interests of its clients and to make full and fair disclosure of all material facts, particularly where AQR’s interests may conflict with those of its clients.

Pursuant to this duty, AQR must at all times act in its clients’ best interests, and AQR’s conduct will be measured against a higher standard of conduct than that used for mere commercial transactions. Among the specific obligations that the SEC has indicated flow from an adviser’s fiduciary duty are:

i)	a duty to have a reasonable, independent basis for its investment advice;
ii)	a duty to obtain best execution for clients’ securities transactions where the adviser is in a position to direct brokerage transactions;
iii)	a duty to ensure that its investment advice is suitable to the client’s objectives, needs and circumstances;
iv)	a duty to refrain from effecting personal securities transactions inconsistent with client interests; and
v)	a duty to be loyal to clients.

Each employee owes the same fiduciary responsibilities to AQR’s clients as set forth above.

b	Antifraud Provision

It is unlawful for any AQR employee to directly or indirectly:

i)	employ any device, scheme, or artifice to defraud any client or prospective client;
ii)	to engage in any transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client;
iii)

act as a principal for its own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of any such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining consent of the client and CCO or designee to such transaction; or

iv)	to engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

c	Conflicts of Interest

Potential conflicts of interest may exist between AQR and its advisory clients. To the extent an activity causes a potential conflict, AQR will disclose the nature of the activity giving rise to the conflict. Prior to engaging in any potentially conflicting business activity AQR employees must obtain approval from the CCO or designee.

Sections 206(1) and 206(2) of the Investment Advisers Act of 1940, as amended (“Advisers Act”) address conflicts of interest that may arise in an investment advisory relationship, even though the conflicts may not specifically involve prohibited activities. Potential conflicts of interest and the higher standard of disclosure to which they are subject, include but are not limited to:

i)

when an adviser receives compensation, directly or indirectly, from a source other than the client for recommending a security, the adviser must disclose the nature and extent of the compensation (e.g., when an adviser receives products and services from a consultant, directly or through an affiliate or subsidiary as a package of “bundled” services);

ii)	when an adviser or an affiliate of the adviser has an interest (e.g., selling commissions, etc.) in an investment being recommended, the extent of the adviser’s interest must be disclosed;
iii)

when an adviser or an affiliate will be buying or selling the same securities as a client, the client should be informed of this fact and also whether the adviser (or the affiliate) is or may be taking a position inconsistent with the client’s position; and

iv)	when an adviser or related party compensates a third party for referring a client, the material terms of the arrangement must be disclosed to, and acknowledged, by the client.

Reporting Personal Conflicts of Interest

AQR employees are required to report any conflict of interest or perceived conflict of interest mentioned above. In addition, AQR employees must report personal conflicts or perceived personal conflicts that may exist between them and AQR/CNH or AQR/CNH’s clients. Potential areas of personal conflicts include but are not limited to:

v)	Outside business activities (see the Policy for Outside Activities Section of this Compliance Manual)
vi)	Giving and accepting gifts in relation to AQR/CNH’s business (see the Gifts and Entertainment Policy in this Compliance Manual)
vii)	Political contributions in relation to AQR/CNH’s business (see the Political Contributions Policy in this Compliance Manual)
viii)	Personal securities transactions (part of the Code)
ix)	A family member that controls or is employed by a broker/dealer, bank, investment advisor, pension plan, or AQR/CNH client.
x)	A loan to an AQR/CNH client (or their employees) or service provider (or their employees).

d	Enforcement of Fiduciary Duty

AQR has adopted the procedures set forth in this Code to ensure that AQR and its employees fulfill their fiduciary obligations to its clients. Every employee is responsible for understanding and complying with the rules and procedures set forth in the Code and the Compliance Manual.

e	Compliance Manual Adherence

Failure to comply with the rules and requirements set forth in this Compliance Manual or other AQR policies and procedures may constitute a breach of the Code and in some instances a violation of law. Appropriate remedial action by AQR may include censure, restriction on activities, suspension or termination of employment.

Employees are also required to promptly report, to the Compliance Department, all violations of this Compliance Manual and all other AQR policies and procedures.

f	Sanctions

Violations of these policies may result in penalties ranging from cancellation of an offending trade (with any resulting loss charged to you and any profits forfeited to charity) to a letter of censure, suspension or termination of employment. In addition, AQR may, in its sole and absolute discretion, suspend or revoke personal trading privileges.

An incidental failure to comply with the Code is not necessarily a violation of law or a violation of AQR’s principles of business conduct. Isolated or inadvertent violations of the Code, not resulting in a violation of the law, will be referred to the CCO. The CCO will work the Human Resources Department and the employee’s supervisor to determine the disciplinary action commensurate with the violation, if warranted, that will be imposed.

Violations involving Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment. A violation of the Code resulting in a violation of the law will lead to disciplinary action that may include termination of employment or referral of the matter to the appropriate regulatory agency for civil or criminal investigation.

B)	Personal Trading Policies

a	Holdings and Transactions Covered By the Personal Trading Policy

i)	Investment Holdings and Transactions Controlled By Covered Persons

This policy will apply to all transactions and holdings of Covered Securities that are Beneficially Owned by a Covered Person.

Notwithstanding the above, transactions within AQR proprietary funds and transactions within accounts that are managed with sole discretionary authority by an independent third-party are exempt from the Code’s Pre-Clearance requirement.

If a Covered Person (or Members of Household of such Covered Person) has an account managed by an independent third party that has sole discretion over that account, the Compliance Department will need a copy of the account’s management agreement or other governing document that clearly states the independent manager’s sole discretion. If such an arrangement is not in writing, pre-clearance will be required.

Questions regarding beneficial ownership should be directed to the Compliance Department.

ii)	Investment Control by Members of Household

The policy will cover holdings and transactions in Covered Securities Beneficially Owned by Members of Household.

Agreements of non-disclosure cannot be used for: joint accounts; accounts in which a minor is the beneficial owner; and where investment control is shared with a Covered Person

b	Reporting Requirements

i)	Initial Disclosure of Holdings and Brokerage Accounts

Every Covered Person must disclose all of his/her personal accounts and securities holdings within ten (10) days of the time he or she is hired. Holdings must be current as of a date not more than 45 days prior to the date the individual becomes a Covered Person. This includes Private Investments (e.g. Limited Offering or Private Placement) and all Covered Securities not held at a broker/dealer.

Covered Persons are generally permitted to maintain personal accounts with the Approved Brokers (Appendix 1 of this section) of his/her choice.

In addition, each new employee is required to sign a Compliance Manual Certification (Appendix 2) indicating that he/she has read, understands and will adhere to the Compliance Manual and submit it with the Initial Personal Securities Holdings Report (Appendix 3).

ii)	Opening a New Account

Once an account is opened with an Approved Broker, an employee must obtain Compliance Department approval to commence trading in Covered Securities.

iii)	Duplicate Trade Confirmations and Statements

Every Covered Person and Members of Household of such Covered Person must arrange for duplicate copies of all trade confirmations and monthly statements for his/her Covered Accounts to be sent to the Compliance Department. The monthly brokerage statements must be received by the Compliance Department within 10 days of the end of the month and must disclose the following information with respect to each transaction:

•	The title, quantity and principle amount of the security involved;
•	The date and nature of the transactions (i.e., purchase, sale or other acquisition or disposition);
•	The price at which the transaction was effected; and
•	The name of the broker, dealer or bank with or through whom the transaction was effected.

AQR’s Approved Brokers electronically deliver confirmations to AQR but it is required that employees work with the Compliance Department to facilitate process.

iv)	Quarterly Transaction Reports

For each securities transaction (e.g., transactions involving Limited Offerings such as private placements, hedge funds and limited partnerships) that does not appear on a trade confirmation or brokerage statement, the Covered Person must provide the Compliance Department the same information enumerated above within ten (10) days of the end of the calendar quarter during which the transaction occurred. These transactions generally require pre-clearance so refer to the Pre-Clearance of Transactions section in this policy before engaging in such transactions.

v)	Reporting Exemption

Covered Persons need not report or pre-clear the following:

•	Securities transactions and holdings involving direct obligations of the United States Government;
•

Transactions and holdings in money market securities including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by unaffiliated SEC registered open-end investment companies (mutual funds, including money market funds and variable insurance products);
•	Units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated open end mutual funds.

Any questions relating to this list must be directed to the Compliance Department.

vi)	Annual Certification

On an annual basis each Covered Person is required to report and certify to the holdings in all Covered Securities and certify to all transactions in Covered Securities. This is accomplished by utilizing an online solution.

c	Restricted Securities

Certain transactions in which AQR engages may require - for either business or legal reasons - that accounts of any client or personal accounts of employees do not trade in the subject securities for specified time periods. A security will be designated as “restricted” if AQR is involved in a transaction that places limits on the aggregate position held by the accounts in that security. No employee may engage in any trading activity with respect to a security while it is designated as restricted without the consent of the CCO. The Compliance Department will determine which securities are restricted.

Such restrictions apply to options, rights, warrants, convertible securities and any other derivative.

d	Prohibition of Front-Running

Employees are not permitted to purchase or sell any security of an issuer if he/she knows that a portfolio managed by AQR has a pending material order to buy or sell the same issuer. This policy is designed to prevent personal gain based upon the investment activities or recommended investment activities of any client account.

e	Prohibitions and Restrictions on Personal Transactions

Covered Person must adhere to the following:

i)	A Covered Person must not engage in any act, practice or course of conduct, which would violate the provisions of this Code.

ii)

A Covered Person must not purchase or sell Securities, while possessing material nonpublic information regarding any issuer of the Securities, until the information becomes public or is no longer considered material. Refer to the Policy to Prevent the Misuse of Material Non-Public Information for specific policy requirements.

iii)

A Covered Person must not execute a transaction in a Covered Account if an order for a portfolio managed by AQR, CNH or AQR’s proprietary account has a pending order for the same issuer and is greater than 1% of an issuer’s three-month average daily dollar volume.

iv)

A Covered Person must not engage in equity short sales. If a Covered Person commences employment or has an outstanding position in a short sale prior to the imposition of this policy, such position may wind down within a reasonable time not to exceed 120 days. The Compliance Department must be notified prior to the wind down.

v)

A Covered Person must not purchase and sell, or sell and purchase, the same stock or equivalent (exchange traded funds, unit trusts and closed-end funds based on one issuer or a Narrow-Based Securities Index) within 30 calendar days. Exceptions may be granted by CCO under certain circumstances (i.e. extreme financial need).

This policy does not apply to Broad Based unaffiliated, closed-end funds, unit trusts, exchange traded index funds or those securities that have a Reporting Exemption listed above.

vi)	A Covered Person must not write, purchase or sell an equity option that has a maturity of less than 90 calendar days.

vii)

A Covered Person must not write, purchase or sell an equity option within 30 calendar days following the purchase or sale of the same issuer’s stock or equivalent. A Covered Person must not transact in a stock for which they wrote, purchased or sold an option within 30 calendar days. This policy does not apply to options where the underlying security is a broad based closed-end fund, unit trust, exchange traded fund or index.

viii)

Commencing the day after the writing, purchase or sale of an option contract (or contracts) no other option contract can be written, bought or sold for that same issuer within 30 calendar days. However, the identical option contract (or contracts) can be written, bought or sold after the initial transaction provided that the Covered Person is trading in the same direction as the initial transaction and that the time to expiration of the contract (or contracts) is over 90 calendar days.

ix)	A Covered Person must not purchase or sell security futures or futures based on a Narrow-Based Securities Index.

x)	A Covered Person must not acquire any Securities in an initial public offering, or secondary offering.

xi)	A Covered Person must not trade in a security listed on AQR’s restricted list.

f	Pre-Clearance of Transactions

i)

Each employee is required to obtain permission from the Compliance Department prior to effecting any transaction in Securities of a Limited Offering (i.e. AQR hedge funds, Private Placements, hedge funds, investment clubs, etc).

See Appendix 4 of this section: Limited Offering and Private Placement Approval Form.

When considering requests for participation in Limited Offerings, the Compliance Department will take into account the specific facts and circumstances of the request prior to reaching a decision. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with AQR, or his or her relationship to an AQR client. The CCO or designee will also consider whether the client account is authorized to invest in Securities of the issuer. The Compliance Department may request any and all information and/or documentation necessary to reasonably insure that no actual or potential conflict, or appearance of a conflict, exists between the proposed Limited Offering and the interest of any AQR client account.

ii)

Prior to arranging a personal loan with a financial institution that will be collateralized by securities; an employee must obtain the approval from the Compliance Department. If the loan is approved, the employee must supply the Compliance Department with a memorandum containing the name of the financial institution, identifying the security used as collateral, and describing the purpose of the loan.

iii)	Each Covered Person is required to pre-clear all transactions with the Compliance Department in the following investments:

•	Stock
•	Options (with maturities of 90 days or greater)
•	Exchange traded funds, unit trusts and closed-end funds based on one issuer or a Narrow-Based Securities Index
•	Real estate investment trusts
•	Affiliated Mutual Funds (Please see Appendix 5) Note: This does not apply to transactions in the AQR Funds listed on the AQR 401k platform.
•	Convertible bonds
•	Corporate bonds
•	Broad-Based index futures
•	Commodities

Covered Persons must pre-clear with the Compliance Department any transaction in a Security or a derivative based on such a Security (e.g. swap) that is not covered in the Reporting Exemptions above or other parts of this policy.

Clearance Procedure:

•	Pre-Clearance requests must be submitted by 10:30 AM for that day.
•	Transactions must not be executed until the Compliance Department has given approval in writing.
•	If approval is granted, it is effective only on the date of approval.
•	Unless otherwise directed by this policy or by the Compliance Department, transaction requests must be submitted through AQR’s internet based system.
•

The Compliance Department may deny any trade for any reason (e.g., to avoid a potential conflict of interest or issuer is on the restricted list). The Compliance Department is under no obligation to discuss the reason for the denial.

•

If clearance is granted, there may be a possibility that the trade will subsequently be deemed impermissible. Facts and circumstances that may occur, post clearance, may compel the Compliance Department to require a reversal of the trade and disgorgement of any resulting gains to a charity designated by the Covered Person.

All exceptions to the Pre-Clearance of Transactions policy must be approved by the CCO.

E)	Policy to Prevent the Misuse of Material Non-Public Information

a	Insider Information

Investment advisers often may have access to material information that has not been publicly disseminated. Federal and state securities laws prohibit any purchase or sale of securities on the basis of material non-public information (“MNPI”), or where it was obtained under circumstances contemplating that it would not be used for personal gain, and in certain other circumstances. In addition, “tipping” of others about such information is prohibited. The persons covered by these restrictions are not only “insiders” of publicly traded companies, but also any other person who, under certain circumstances, learns of MNPI about a company, such as attorneys, accountants, consultants or bank lending officers.

Violation of these restrictions has severe consequences for both AQR and its employees. Trading on inside information or communicating inside information to others is punishable by imprisonment of up to ten years and a criminal fine of up to $1,000,000. In addition, employers may be subjected to liability for insider trading or tipping by employees. Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

Section 204A under the Advisers Act requires all SEC registered investment advisers to establish, maintain and enforce written policies and procedures to prevent the misuse of material, nonpublic information.

i)

No employee shall engage in any transaction involving the purchase or sale of securities during any period commencing with the date the employee received the non-public material information concerning a company and ending when the Compliance Department determines that the information been made public. Also, refer to the Reporting Obligations section of this policy below.

ii)

Employees having access to internal financial statements of public companies should scrutinize with particular care any transactions involving the purchase or sale of securities of such public companies during the latter part of any fiscal quarter and ending with the close of business on the second day following the day of the public disclosure of the quarterly or annual financial results. As stated previously, refer to the Reporting Obligations section of this policy.

iii)

Employment at AQR may from time to time expose employees to MNPI regarding public companies in which accounts managed by AQR (“Client Accounts”) hold an investment. Such information is to be considered as strictly confidential by all employees. Employees shall take all appropriate steps to preserve the confidentiality of such information. For example, employees should restrict access to files or computer records containing confidential information, should never leave confidential documents in unattended rooms and should never copy confidential documents for their personal use.

iv)	All Client and AQR proprietary information (this includes trade information) can only be revealed to other personnel (this includes AQR employees) on a need to know basis.
v)

Employees are strictly prohibited from trading on behalf of their personal accounts or any Client Accounts on the basis of any inside information. All employees are strictly prohibited from trading for their personal accounts on the basis of information obtained as the result of their employment with AQR.

vi)

Employee may have to forego a proposed transaction in securities even though he/she planned to make the transaction before he/she learned of the undisclosed material information, and even though he/she may suffer an economic loss or forego anticipated profit by waiting.

vii)	Unless there is a strict need to know, no employee shall disclose MNPI to any person, including, but not limited to, the immediate families of employees.
viii)

In every case where you, as an employee of AQR, know of non-publicly available information that you think could possibly affect an investor’s investment decision regarding securities or affect the market price of securities if it were publicly available, you must inform the Compliance Department before buying or selling any securities.

b	Forms of Material Information

Information is considered “material” if it is information that a reasonable investor would consider important in deciding whether to purchase or sell a security. The information may or may not change an actual investment decision. It is material information if it is something that would have actual significance in the deliberations of the reasonable investor.

Material information may include information about:

•	A company’s earnings estimates;

•	The gain or loss of a significant customer or client;

•	Dividend changes or the declaration of a stock split;

•	The borrowing of significant funds;

•	A new offering of securities;

•	A major labor dispute;

•	A new joint venture;

•	An agreement or proposal for an acquisition or merger;

•	A significant sale of assets or the disposition of a subsidiary;

•	Major litigation;

•	Liquidity problems;

•	Management changes;

•	Any other significant company developments.

Information about investment decisions by AQR may also be material inside information. Trading ahead of transactions for AQR’s clients may constitute insider trading as well as “front running”. Refer to the Prohibition on Front- running section of this policy above.

c	Non-Public Information

Information is considered non-public until it has been fully disclosed and disseminated to the public. Information in a major publication, on a major wire service or contained in an SEC filing would be considered public. Under current SEC guidance, however, information contained on a company web site is not necessarily public at the moment it appears.

According to the SEC, depending upon the nature of the publication, it may be necessary to allow two or three business days for information to be considered fully disseminated to the public. However, information may be fully disseminated to the public nearly instantaneously if published on major wire service, or similar mass distribution.

Employees should assume that all information obtained in the course of their employment is not public unless the information has been disclosed by means of a press release, wire service, newspaper, telecommunications network, proxy statement or prospectus or in a public filing made with a regulatory agency, or is otherwise available from public disclosure services. The issue of what constitutes a “reasonable opportunity to value the information” is a question of fact and circumstances that will need to be determined on a case-by-case basis. The Compliance Department (which may include consultation with legal counsel) will make any such determination. No inside information in the possession of any employee of AQR will be deemed to have become public prior to the Compliance Department’s determination.

d	Reporting Obligations

In order to effectively maintain adherence to these policies you must always do the following:

•

Immediately after an employee becomes aware of MNPI, under any circumstances, he/she must inform the Compliance Department in order for that security or company to be added to a Watch list/Restricted List

•	The Compliance Department must be informed of any investment related discussion with an issuer as soon as practically possible.

•

If you receive information from an issuer in the ordinary course of business and have any concern that the issuer may not have publicly disclosed the information, please contact the Compliance Department immediately.

A Watch List is a set of procedures by which the Compliance Department monitors trading in specific securities for the purpose of detecting any improper activity. The purpose of a Watch List is to allow this monitoring without alerting the entire firm and without having to impose a general trading restriction.

A Restricted List is a set of procedures by which the Compliance Department restricts trading in certain securities in order to prevent improper activity. The Compliance Department administers the Restricted List procedures and investigates any indications of violations. Unless otherwise expressly indicated, the restrictions imposed by the Restricted List apply to trading in employees’ personal accounts, proprietary accounts, sponsored funds and client portfolios. Refer to the Restricted Securities section of this policy above.

e	Expert Networks or Consultants

Engaging a third party to provide information, advice, analysis, market expertise, or industry expertise for use in formulating investment views and in making investment decisions may expose AQR staff to MNPI. Such third parties may have confidential information and/or MNPI by having relationships with current or recent employees of public companies; known significant suppliers, distributors, etc. to public companies; attorneys, accountants and consultants engaged by public companies; or doctors serving on data safety monitoring boards for clinical trials.

Therefore, prior to engaging such a third party, the Compliance Department must be notified.

f	Trading Affiliated Managers Group Securities

•

Because of AQR’s relationship with Affiliated Managers Group, Inc. (“AMG”), AQR has adopted special trading procedures for AMG securities. AQR’s investment management team is prohibited from purchasing or selling AMG securities for AQR sponsored funds, proprietary accounts and client accounts unless specifically approved by the Compliance Department.

•

AQR Covered Persons are prohibited from trading AMG securities in their Covered Accounts three business days after AMG issues a press release regarding quarterly or annual earnings (an “Earnings Release”) (with the date of the Earnings Release being counted as the first business day) and within 14 calendar days prior to the final day of the quarter in which such Earnings Release will be made public.

•	Covered Persons are required to pre-clear all transactions in AMG securities (i.e. fixed income and equity). Refer to the Pre-Clearance of Transactions section of this policy.

g	Annual Certification

On an annual basis, each Covered Person (not including Members of Household) is required to certify that he/she has read, understands and will adhere to the Compliance Manual.

If an employee commences employment less than 90 days prior to the year-end and the Code is not amended in the same period, an annual certification will not be required.

Appendix 1

AQR’S APPROVED BROKERS

TD Ameritrade, Inc.

Merrill Lynch

E*Trade

Charles Schwab

Fidelity Investments

UBS

Interactive Brokers

Updated: 9/13/2012

Appendix 2

AQR’S COMPLIANCE MANUAL CERTIFICATION

I certify that I have read AQR’s Compliance Manual and understand such policies and procedures, and agree to abide in all respects to their terms. I also understand that a violation of any firm policy may subject me to disciplinary action, including termination of employment.

Date:

(Print name)

(Signature)

Appendix 3

INITIAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance with AQR’s Code of Ethics, please provide a list of all accounts that have Covered Securities in which you or a Member of Household have Beneficial Interest. This includes not only securities held by brokers and futures commission merchants (FCMs), but also securities held at home, in safe deposit boxes, or by an issuer.

  Name On Account         Name of Broker         Account Number         Brokers Phone #

For each account, listed above, attach the most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below. (For each Private Placement please complete the Limited Offering and Private Placement Approval form):

	Name of Security	Quantity	Value	Principal Amount	Custodian

1.

2.

3.

4.

(Attach separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities in my Covered Accounts and related accounts.

Employee Signature

Print Name
Date:

Appendix 4

LIMITED OFFERING AND PRIVATE PLACEMENT APPROVAL

Personal Information:

Name:	Group:

Investment Information:

Date of initial investment:

Amount of investment:	Percentage owned:

Issuer (Company) Name:

Type of investment:

Is there any relationship between the Company and AQR/CNH

Will you provide a service to this firm, other than a passive investment?

Name of Senior Officers of Company:

How did you learn of the opportunity?

Please attach supporting documents (e.g. offering circular, PPM, subscription agreement…)

Certification

To the best of my knowledge,

a)	all of the information listed above accurate;
b)	this transaction is not potentially harmful to any client portfolios, managed by AQR/CNH;
c)	none of the client portfolios managed by AQR/CNH has a pending order in the security listed above; and
d)	the requested transaction will not result in a misuse of material inside information or in any conflict of interest or impropriety with regard to any accounts managed by AQR/CNH.

I will notify the CCO or designee if and when I learn of the company going public or of any expected public offering by the company.

Signature

DEPARTMENTAL USE

Date Received:

Date Approved/Disapproved:	Approved By:

Appendix 5

AFFILIATED MUTUAL FUNDS

US

AQR Funds – any fund that AQR is the adviser or Sub-adviser to

Columbia Funds Series Trust I – Active Portfolios Multi-Manager Alternative Strategies Fund

Columbia Funds Variable Insurance Trust – Variable Portfolio – AQR Managed Futures Strategy

Fund

Russell Investment Company – Russell International Developed Markets Fund

Russell Investment Company – Russell Multi-Strategy Alternative Fund

SEI Institutional Investments Trust – Small Cap Fund

SEI Institutional Investments Trust – Small Cap II Fund

SEI Institutional Investments Trust – Large Cap Fund

SEI Institutional Managed Trust – Small Cap Fund

SEI Institutional Managed Trust – Small Cap Growth Fund

SEI Institutional Managed Trust – Large Cap Fund

SEI Institutional Managed Trust – Multi-Asset Accumulation Fund

SEI Institutional Managed Trust – Tax-Managed Large Cap Fund

Adviser Managed Trust (SEI) – Tactical Offensive Equity Fund

GuideStone Funds – International Equity Fund

GuideStone Funds – Defensive Market Strategies Fund

GuideStone Capital Management Select Funds – Emerging Markets Portfolio

Mercer Funds – US Small/Mid Cap Value Equity Fund

Mercer Funds – Mercer Emerging Markets Equity Fund

Prudential Variable Annuities – Advanced Series Trust – AST Academic Strategies Asset

Allocation Portfolio

Prudential – AST AQR Emerging Markets Equity

Transamerica Managed Futures Strategy

Met Investor Series Trust – AQR Global Risk Balanced Portfolio

JNL Series Trust – JNL/AQR Managed Futures Strategy Fund

Principal Funds, Inc. – Global Multi-Strategy Fund

Aspiriant Risk Managed Global Equity Trust - Tax Managed Global Enhanced Strategy

Aspiriant Risk Managed Global Equity Trust - Tax Managed Emerging Defensive Strategy

Curian Series Variable Trust - Curian/AQR Risk Parity Fund

Australia

AQR Wholesale DELTA Fund

AQR Wholesale Managed Futures Fund

AQR Global Enhanced Equity Fund

AQR Global Long-Short Equity Fund

AQR R.C. Equity Australia Fund

BT Institutional Core Global Share Sector Trust

BT Institutional International Share Interfund

BT International Fund

BT Wholesale Core Hedged Global Share Fund

Commonwealth Global Shares Fund 8

Canada & Europe

HSBC International Select Fund

Merrill Lynch Investment Solutions – AQR Global Relative Value UCITS Fund

UBS Multi Manager Access

Lyxor/AQR Systematic Total Return Fund

SEI Investments Canada Company – U.S. Large Company Equity Fund

SEI GMF - The SEI U.S. Large Companies Fund

AQR Global Risk Parity UCITS Fund

AQR Convertible Opportunities Bond UCITS Fund

AQR Global Defensive Beta 1 Fund

Updated 9/3/2013

Appendix 6

QUICK REFERENCE

Type of Transaction	Confirmation & Statements or Quarterly Reporting	Pre-clearance	Annual Holdings Report

Limited Offerings	Yes	Yes	Yes
Stock	Yes	Yes	Yes
Options that have a maturity of more than 90 days	Yes	Yes	Yes
Exchange Traded Funds, Unit Trusts and Closed-end Funds	Yes	No	Yes
Exchange Traded Funds, Unit Trusts and Closed-end Funds based on one issuer or a Narrow-Based Securities Index	Yes	Yes	Yes
REITs	Yes	Yes	Yes
Affiliated Mutual Funds	Yes	Yes	Yes

Note: This does not apply to transactions in the AQR Funds listed on the AQR 401k platform.
Corporate Bonds and Convertible Bonds	Yes	Yes	Yes
Broad Based Index Futures	Yes	Yes	Yes
Commodity Futures	Yes	Yes	Yes
Municipal Bonds	Yes	No	Yes
Money Market securities: including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments	No	No	No
Unaffiliated Open-end Mutual Funds	No	No	No
U.S. Government Bonds	No	No	No

Prohibited Transactions

•	IPOs
•	Equity Short-Sales
•	Security futures or futures based on a Narrow-Based Securities Index
•	Short Term Stock Trading Within 30 Days
•	Stock Options that have a maturity of less than 90 days – Prohibited
•	Transact in a stock for which they wrote, purchased or sold an option within 30 calendar days.
•

Commencing the day after the writing, purchase or sale of an option contract (or contracts) no other option contract can be written, bought or sold for that same issuer within 30 calendar days. (The identical option contract (or contracts) be can written, bought or sold after the initial transaction provided that the Covered Person is trading in the same direction as the initial transaction and that the time to expiration of the contract (or contracts) is over 90 calendar days.)

•	Write, purchase or sell an equity option within 30 calendar days following the purchase of the same issuer’s stock or equivalent.

If clearance is granted, there may be a possibility that the trade will be subsequently deemed impermissible. Post clearance facts and circumstances may compel the CCO or designee to require reversal of the trade and disgorgement of any resulting gains to a charity designated by the Covered Person. This may occur because of a post clearance client or proprietary order or an intra-day restricted list posting

Transactions must not be executed until the Compliance Department has given approval in writing. Pre-Clearance requests must be submitted by 10:30 AM on any given trading day. All requests following the 10:30 AM cutoff will be denied. In addition, pre-clearance approval is effective only on the date of approval.

Policy for Outside Activities

From time to time AQR personnel may be asked to serve as directors, trustees or officers of various groups, including foundations or other charitable organizations or private or public companies. Some of these positions are paid, others unpaid. Often these positions involve work on financial matters, such as investments for the group or other business transactions.

A)	Requirements

Prior to engaging in an outside activity, employees must complete the Activities Outside of AQR form (Appendix 1) and submit it to the Compliance Department for approval. All conflicts of interests must be disclosed on the form

B)	When Do the Requirements Apply?

The requirements discussed here apply to the following activities:

•	A position that provides compensation directly or indirectly.
•	A position with any “for-profit” company, whether public or private.
•	An officer of an organization or a position that would be involved in financial matters or giving advice on financial matters – whether for a profit company or a non-profit entity.

Volunteer work for a charity is not covered by these requirements unless the employee is involved in the financial matters.

Appendix 1

ACTIVITIES OUTSIDE OF AQR

In accordance with AQR’s Code of Ethics, I wish to advise the CCO or designee of the following outside activity, so as to avoid any possible conflict of interest as it relates to my current position with the firm.

Date:

Name:	Group:

Name of Outside Organization:

Address:

Business Activity (e.g. advisor, broker/dealer...):

Function or title:

Compensation (direct/indirect/none):

Are you an investor in the organization?

Will you exercise discretion over financial matters?

Organization Type: Public/Non-public/Charitable:

Does AQR have a business relationship with the organization?

Possible Conflict of Interest:

At all times I will continue to abide by the Code of Ethics and the Compliance Manual, especially those elements that may involve ethical behavior, client information, release of material non-public (“insider”) information, personal trading, company supplied research material, proprietary information/computer systems data or programs and/or the purchase/sale of securities involving AQR/CNH clients. Further, I will make it known to all necessary parties that my involvement with any other organization is not meant financially or otherwise to benefit or involve AQR/CNH. I will not use my position with CNH or use the AQR/CNH name or any association with AQR/CNH as part of my involvement with this outside activity. No contribution or compensation that I may make or receive, whether direct or indirect, is to be construed as a direct or indirect arrangement with AQR/CNH. Should any of the above information change, I will notify the Compliance Department immediately. In addition, should I become aware of any public offerings by the other company, or should I purchase or be granted any security in the other company, I will immediately advise the Compliance Department and submit any necessary supplemental documentation.

Signature:	Date:

Approved:	Date:

Gifts and Entertainment Policy

This policy is designed to reasonably prevent gifts or entertainment from creating a material conflict of interest or a violation of law.

A)	General Information

i)

Gifts are anything of value given or allowed to be given, directly or indirectly,, including gratuities to any person, principal, proprietor, employee, agent or representative of another person (or entity) where such payment, gratuity or gift is in relation to AQR’s business;

ii)

Entertainment is any mutually attended event, activity or meal intended to foster a business relationship. Entertainment is considered a gift if it is not mutually attended or a portion is shared with a family member.

iii)

Comfort items are goods or services that provide personal comfort associated a mutually attended meeting, event, activity or meal. Examples are, but are not limited to, lodging, travel and refreshments.

iv)	This policy does not govern gifts and entertainments that are entirely personal in nature.

However:

•	If a gift or entertainment creates a conflict with AQR or its clients then it is reportable to the Compliance Department and is covered under this policy.
•

If you perceive that a gift or provision of entertainment might create or give the perception of a conflict, please inform the CCO or other member of the Compliance Department prior to the provision of such or immediately thereafter if prior notification is not possible within reason.

v)	If the value (or estimated value) is not available for either a gift or entertainment, the Compliance Department will work with the employee to arrive at a reasonable estimate.
vi)

Officials are all government entities (includes foreign governments) and their employees, officials, elected officials, labor organizations (and their employees), union officials, or labor relations consultants. This includes, but is not limited to, employees or representatives of: a state, a locality, an agency, a state sponsored pension or endowment, a state sponsored university/college, a sovereign wealth fund, any government (foreign or domestic) asset plan, a Taft-Hartley plan or any union.

Within the definition of Official, we include Foreign Official. A Foreign Official means any officer or employee of a foreign government (i.e., other than the United States) or any department, agency, or instrumentality thereof, or of a “public international organization,” any person acting in an official capacity for or on behalf of a foreign government or government entity or of a public international organization, any foreign political party or party official, or any candidate for foreign political office. Thus, Foreign Officials include not only elected officials, but also consultants who hold government positions, employees of companies owned by foreign governments, political party officials, officials of public international organizations, and others. Foreign Officials also include spouses and other immediate family members of Foreign Officials. Please refer to AQR’s Foreign Corrupt Practices Act Policy (“FCPA Policy”) for more important requirements associated with Foreign Officials.

In addition, there may particular persons AQR will designate to be treated as Officials for the purposes of this policy.

B)	Giving and Accepting Gifts

a	Non-Officials as Givers and Recipients

i)	Accepting Gifts (Non-Officials)

(a)	Employees may keep gifts from vendors, clients, counterparties, or other business associates provided the gift is under $25 in value (e.g., company logo gifts, articles of clothing, pen, etc.).
(b)

An employee must receive Compliance Department approval to keep any gift valued at $25 or more. Keep in mind that approval is still required even if the gift is promotional in nature or is ultimately shared with other staff members.

(c)

An employee must receive Compliance Department approval to keep any de minimis gift (under $25) if: the value of that gift added to other gifts from that Giver meets or exceeds $50 within a calendar year. Also, the employee must report all previous de minimis gifts if that threshold is met.

(d)	Generally, the cumulative annual value of all gifts an employee receives from any one gift Giver will not be allowed to exceed $200.
(e)

Gifts received (other than those under $25) at a vendor/broker/client outing or a ceremonial event may be accepted if refusal is impractical or offensive. Such gifts must be reported as soon as possible to the Compliance Department. Based on the Compliance Department’s determination, such gifts may be returned to the giver or donated to a charity.

ii)	Giving Gifts (Non-Officials)

(a)

Employees may offer gifts to vendors, clients, counterparties, or other business associates provided the gift is under $10 in value per recipient (e.g., company logo gifts, articles of clothing, pen, etc.).

(b)	All Gifts of $10 in value or more must be recorded under AQR’s Business Expense Policy.

(c)	In addition, employees must obtain the Compliance Department’s approval before offering gifts of $100 or more in value.

b	Officials as Givers and Recipients

i)	Accepting Gifts

(a)	Employees must report all gifts received from an Official and follow the Accepting Gifts policy.

ii)	Giving Gifts

(b) The Compliance Department must pre-approve all gifts to Officials made by AQR employees. This includes, but is not limited to, books, company logo gifts such as clothing and pens. As is defined above, this includes gifts to government consultants who hold government positions, employees of companies owned by governments (including foreign governments), political party officials, officials of public international organizations, and others. Pre-approval of gifts extends to an Official’s spouse and/or other immediate family members.

c	Accepting, offering, or giving the following gifts is prohibited:

i)	Gifts that are prohibited by law.
ii)	Gifts given as a bribe, payoff or kickback (e.g., in order to obtain or retain business or to secure an improper advantage).
iii)	Gifts that create the appearance or an implied obligation that the gift giver is entitled to preferential treatment, an award of business, better prices or improved terms.
iv)	Gifts that would embarrass AQR or the gift giver if disclosed publicly.
v)	Gifts of cash, or cash equivalent (such as gift cards or gift certificates).
vi)	Gifts the recipient/employee knows are prohibited by the gift giver’s or recipient’s organization.
vii)	Gifts given in the form of services or other non-cash benefits (e.g., the promise of employment).
viii)	Gifts of cash, or cash equivalent (such as gift cards or gift certificates).

C)	Providing and Accepting Entertainment and Comfort Items

i)	Non-Officials as Givers and Recipients

(a)	Accepting Entertainment (Non-Officials)
(1)

Employees may accept business entertainment or comfort items offered for a legitimate business purpose, such as building goodwill or enhancing relationships. Such entertainment is permissible only if the following guidelines are adhered to:

1.

To be recognized as entertainment or a comfort item, the Giver or a member of the Giver’s company must attend the event, meal or meeting. If the Giver (or company representative) does not attend, the employee must follow the Accepting Gifts policy.

2.

If an employee’s portion of the entertainment and comfort items exceeds an estimated $200, the employee must report the meeting, meal or event to the Compliance Department. If it is deemed excessive, AQR may be compelled to reimburse part or the entire cost. Generally, comfort items that involve travel or lodging will be denied. So, accepting such gestures may require reimbursing the Giver.

3.	If a portion of the entertainment or comfort items is shared with an employee’s family member, that family member’s portion is a gift (please see Accepting Gifts policy from Non-Official).

(b)	Providing Entertainment and Other Comfort Items (Non-Officials)

(1) Employees may provide business entertainment or other comfort items for a legitimate business purpose, such as building goodwill or enhancing relationships. Such gestures are permissible only if the following guidelines are adhered to:

1.	An AQR employee must attend the meeting, event or meal. If an AQR employee does not attend, follow the Non-Official Gift Giving policy.
2.	If the per person amount of the entertainment or comfort item is $10 in value or more it must be recorded under AQR’s Business Expense Policy.
3.

If the cumulative annual value of all entertainment or comfort items given to any one recipient exceeds $600, all following entertainment or comfort items must be pre-cleared by the Compliance Department.

4.	If a portion of the entertainment is shared with the recipient’s family member, that family member’s portion is a gift (please see Non-Official Giving Gifts policy).

ii)	Officials as Givers and Recipients

(a)	Accepting Entertainment

(1)	Employees must report all entertainment received from an Official and follow the Accepting Entertainment policy above.

(b)	Providing Entertainment and Other Comfort Items

(1) Employees may provide entertainment and other comfort items for a legitimate business purpose to Officials, such as building goodwill or enhancing relationships. Such gestures are permissible only if the following guidelines are adhered to:

1.	The Compliance Department must pre-approve all entertainment and other comfort items. This includes refreshments, travel and other comfort items provided to Officials during meetings at AQR’s locations. The precise cost of the entertainment or other comfort items may not be available at the time of the request but the employee can work with the Compliance Department to obtain a reasonable estimate. Such items must be recorded under AQR’s Business Expense Policy.

2.	An AQR employee must attend the meeting, event or meal. If an AQR employee does not attend, follow the Gift Giving policy for Officials listed in this policy.

iii)	Accepting or providing the following entertainment is prohibited:

a)	If the entertainment is prohibited by law.
b)	Where the giver or employee is attempting to bribe, pay-off or kickback to obtain/retain business or to secure an improper advantage.
c)

If the entertainment creates the appearance of or implies an obligation to the employee or recipient that the giver or employee (or AQR) is entitled to preferential treatment, an award of business, better fees or improved terms.

d)

The entertainment will influence the employee or recipient or appear to influence the employee’s or recipient’s ability to act in the best interest of AQR or its clients or the recipient’s organization.

e)	If entertainment is not in good taste or occurs at a venue that is not business appropriate (e.g., “adult” entertainment or any sort of event involving nudity or lewd behavior).
f)	If the employee knows that the entertainment is prohibited by the giver’s or recipient’s organization.
g)	If the entertainment can be viewed as excessive in the context of the business occasion.

D)	Charitable Contributions

i)

All charitable contributions made by; Principals; Vice-Presidents (or above); and employees that are involved in business development, to existing clients and prospective clients must be pre-approved by the Compliance Department.

ii)

If a charitable contribution creates a conflict with AQR or its clients then it is reportable to the Compliance Department and may be covered under this policy. Hence, if you perceive that a charitable contribution might create or give the perception of a conflict, please inform the CCO or other member of the Compliance Department.

iii)	All charitable contributions made on behalf of AQR must be pre-approved by the Compliance Department. This includes foreign charities. Please see AQR’s FCPA Policy.
iv)	The following charitable contributions are prohibited by AQR and its employees:

(a)	Charitable contributions that are solicited or directed by existing clients or prospective clients for the purpose of influencing the award or continuation of a business relationship.
(b)	Charitable contributions given as a bribe, payoff or kickback (e.g., in order to obtain or retain business or to secure an improper advantage).

(c)	Charitable contributions that create the appearance or an implied obligation that the giver is entitled to preferential treatment, an award of business, better prices or improved terms.

Political Contribution Policy

AQR is committed to holding the highest level of ethical standards in the financial services industry and keeping with this philosophy AQR recognizes that political contributions can pose material conflicts of interest. In particular, if AQR is seeking to do business with government entities, political activities can have significant effects on current and potential relationships. As such, AQR has adopted the following policy to comply with state, local and federal law and to reasonably prevent material conflicts.

A)	General

a

“Official” for this policy means any person (including any election committee of the person) who was, at the time of a contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

i)

“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of the successful candidate for state or local office.

ii)

A “political organization” is an entity that is organized to influence or attempt to influence the selection, nomination, election or appointment of an individual(s) to a federal, state or local public office or office in a political organization.

iii)	Both federal and state campaign finance laws place limits on political contributions that employees may make. In no case may any contribution exceed the applicable federal or state limitations.

•	Contributions must never be made to influence a candidate’s judgment regarding any continued or future business with AQR/CNH.
•	Contributions to candidates for federal office do not require pre-clearance unless they happen to be state or local Officials at the time of the contribution.
•

Employees are urged to exercise caution and consider this policy when making personal contributions to political candidates, entities or campaigns. If you are unsure whether a personal political contribution would be appropriate, given this policy, please contact the CCO or the Compliance Department.

b	Clearance Requirements

AQR or its employees (this includes entities they control and members of household) must pre-clear the following:

•	Any contribution to any current state (or locality within) official or candidate for public office in a state (or locality within);
•

Any contribution to any political organization that is controlled (i.e. senior official of a client is director or president of the political organization) or is benefiting a current or potential client.

•	Volunteer services to a campaign or candidate for public office.
•	A contribution to an Official or candidate for public office in any non-U.S. jurisdiction. Please see AQR’s FCPA Policy.
•

A $150 or greater contribution to any federal, state, or local political party, party committee, PAC or any other organization exempt from federal income taxes under section 527 of the Internal Revenue Code or any other type of entity made for the purpose of influencing such elections.

•	Any contribution made by AQR. This includes the provision of resources (such as facilities, office space or personnel).
•	Any form of solicitation on AQR property or to AQR personnel.

Foreign Corrupt Practices Act Policy

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits the bribery of “foreign officials,” and also requires U.S. companies to maintain internal accounting controls and keep books and records that accurately reflect all transactions associated with foreign officials. As such, this policy is designed to reasonably prevent unlawful interactions with foreign officials.

Every AQR employee and agent whose duties are likely to lead to exposure to international business activities is required to read and comply with this policy.

A)	General Prohibitions

The FCPA prohibits the offer, promise, authorization, or payment of a bribe or “anything of value” to a “foreign official” in order to secure improper influence over official actions that affect AQR. This prohibition is very broad, and covers: (1) cash payments; (2) non-cash payments, benefits, and favors; and (3) in certain circumstances, otherwise legitimate business expenditures such as gifts, entertainment and hosted travel or training. The FCPA prohibits these payments whether they are made directly or indirectly through third parties, such as consultants, agents and joint venture partners.

a	Interactions with Foreign Officials

The FCPA applies to interactions with foreign officials. A foreign official means any officer or employee of a foreign government (i.e., other than the United States) or any department, agency, or instrumentality thereof, or of a “public international organization,” any person acting in an official capacity for or on behalf of a foreign government or government entity or of a public international organization, any foreign political party or party official, or any candidate for foreign political office. Thus, foreign officials include not only elected officials, but also consultants who hold government positions, employees of companies owned by foreign governments, political party officials, officials of public international organizations, and others.

Foreign officials also include spouses and other immediate family members of foreign officials. As such, payments to dependents of foreign officials are the same as payments directly to the officials themselves. Payments to other relatives must also be scrutinized in advance, and safeguards imposed, to protect against the risk that the relatives could act as conduits to the official.

It is important to note that state-owned or state-controlled enterprises are considered “instrumentalities.” Examples would be sovereign wealth funds, such as, Korea Investment Corporation, New Zealand Superannuation Fund, Government of Singapore Investment Corporation Private Limited, among others. In many instances, employees of such companies are not treated or thought of as government officials in their home country. Under the FCPA, however, they are foreign officials. Any questions relating to whether an individual is a foreign official should be directed to AQR’s Compliance Department.

The term “public international organization” includes such organizations as the United Nations, the World Bank, the International Finance Corporation, the International Monetary Fund, and the Inter-American Development Bank. AQR’s Compliance Department should be contacted if there is a question as to whether an organization should be treated as a public international organization for the purpose of this policy.

b	Cash and Non-Cash Payments

Requests by foreign officials for payments that would violate the FCPA arise in varied settings and can be much more subtle than a direct request for a kickback or bribe. The FCPA prohibits the provision of “anything of value” to a foreign official for improper purposes. This term is very broad, and can include any item of pecuniary value, including, for example:

•	Gifts
•

Gift or sale of stock or other investment opportunities in other than an arm’s length transaction for demonstrated fair market value, e.g., selling to an official at inflated prices or buying from an official at deflated prices

•	Contracts or other business opportunities awarded to a company in which a foreign official holds a beneficial interest
•	Medical, educational, or living expenses
•	Travel, meals, lodging, shopping or entertainment expenses

c	Prohibited Payments

FCPA’s prohibition against improper payments to “obtain or retain business” or to “secure any other improper advantage” covers virtually any improper payment made in a business context. For example, AQR employees and agents must not pay or give things of value to foreign officials, directly or indirectly:

•	to prevent some governmental action, such as the imposition of a large tax or fine, or the cancellation of an existing government contract or contractual obligation;
•

to obtain a license or other authorization from a government (such as the right to distribute investment products) where the issuance involves the foreign official’s or his/her government’s discretion;

•	to obtain confidential information about business opportunities, bids or the activities of competitors;
•	to obtain the right to open an office or to influence the award of a government contract;
•	to influence the rate of taxes that would be levied on AQR’s business;
•	to obtain relief from government controls;
•	to resolve governmental disputes, e.g., the resolution of tax deficiencies or a dispute over duties payable;
•	to resolve commercial litigation in foreign courts;
•	to affect the nature of foreign regulations or the application of regulatory provisions; or
•	to secure any improper advantage.

d	Third Party Payments

The FCPA prohibits both direct and indirect payments to foreign officials. Thus, a U.S. company can face FCPA liability based on improper payments made by its agents or other business partners, whether or not AQR knew of the payments. Thus, AQR employees must pre-approve all third party foreign business arrangements with the Compliance Department and all agreements with such third parties must be reviewed by the Legal Department.

e	Adherence to AQR’s Gifts and Entertainment Policy

To prevent violations, it is required that AQR employees strictly adhere to the Gifts and Entertainment Policy. The Gifts and Entertainment Policy requires pre-clearance of all gifts to foreign officials and careful monitoring entertainment. Every AQR employee is required to read and comply with Gifts and Entertainment Policy.

f	Hosting Foreign Official Travel and Events

The FCPA does not prohibit reasonable payments to foreign officials that are directly related to the bona fide: (i) promotion or demonstration of products or services; or (ii) performance of a contract with a foreign government or instrumentality.

On occasion, AQR may receive requests to host foreign officials for training, either at AQR’s offices, or at training opportunities sponsored by outside vendors such as universities, academic organizations or other institutions. Similarly, AQR may also be asked to host foreign officials outside of their host country at technical or operational committee meetings, other project meetings, or negotiating sessions. These events may be required under contractual commitments, or requested or offered outside of those commitments.

When these events occur outside the foreign official’s home country, extend over more than one day, and involve airfare, hotel, transportation, and meals expenses, these events will tend to involve more significant expense amounts. As such, they pose higher FCPA and public relations risks than routine in-country hosting and entertainment of foreign officials.

After compliance with the Gifts and Entertainment Policy, all such payments must be fully documented, supported by original receipts, accurately recorded in AQR’s books and records. Please see AQR’s Business Expense Policy.

Accordingly, the Compliance Department must pre-approve participation in these events. Please see AQR’s Gifts and Entertainment Policy as well.

In all cases, it is important to ensure that AQR communicates clearly, in advance, and in writing to the foreign official, what expenses will and will not be covered by AQR.

g	Donations to Foreign Charities

AQR does not prohibit or discourage donations to foreign charities. However, AQR needs to be certain that donations to foreign-based charities and other recipients are not disguised illegal payments to foreign officials in violation of the FCPA. AQR must also confirm that the charity does not act as a conduit to fund illegal activities in violation of U.S. anti-money laundering or other laws. Therefore, the Compliance Department must pre approve all of AQR’s foreign charitable donations.

The following charitable contributions are prohibited by AQR and its employees:

•	Charitable contributions that are solicited or directed by officials for the purpose of influencing the award or continuation of a business relationship.
•	Charitable contributions given as a bribe, payoff or kickback (e.g., in order to obtain or retain business or to secure an improper advantage).
•	Charitable contributions that create the appearance or an implied obligation that the giver is entitled to preferential treatment, an award of business, better prices or improved terms.

h	Foreign Political Contributions

It is AQR’s policy that under no circumstances shall AQR funds be used to make political contributions to political parties or candidates in countries, other than the US (and then only in accordance with AQR’s other policies and procedures on political contributions), even if such contributions are permitted by a country’s written laws.

Employees must pre-clear all such foreign political contributions under the AQR’s Political Contribution Policy.

In addition, as such with all contributions, AQR and its employees are prohibited to make contributions based on the following:

•	Contributions that are solicited or directed by foreign officials for the purpose of influencing the award or continuation of a business relationship.
•	Contributions given as a bribe, payoff or kickback (e.g., in order to obtain or retain business or to secure an improper advantage).
•	Contributions that create the appearance or an implied obligation that the giver is entitled to preferential treatment, an award of business, better prices or improved terms.

Media and Public Discussion Policy

Employees must seek prior approval from the CCO, a Founding Principal, Chief Legal Officer or the General Counsel prior approval to any response to media inquiries. This includes editors, reporters, writers from any print or internet publication, television, and radio or otherwise.

Employees must also seek prior approval from the CCO, a Founding Principal, Chief Legal Officer or the General Counsel before making public a book, article, editorial, blog, webpage or any other form of public media.

Copies of any presentations or speeches that are scheduled to be delivered at any conference or even where there is a possibility of attendance by the media must be approved by the CCO or the General Counsel prior to presentation.

Unless expressly approved in advance by the CCO or the General Counsel, the following are prohibited subjects for any discussion with the media:

•

Public comments made prior to completion of a private offering. This could expose the firm to significant penalties for appearing to publicly promote an unregistered security and, under securities law, could cause difficulties for the completion of the offering.

•

Discussing the securities that the firm is currently buying or selling or intends to buy or sell in the near future on behalf of AQR/CNH’s clients or proprietary accounts. This information is proprietary and a public comment could, among other things, adversely impact the firm’s ability to complete transactions in the best interests of its clients.

•

Comments made as to how AQR/CNH will vote on a specific proxy matter or how the firm has voted proxies in the past. AQR/CNH’s activities in this area are on behalf of AQR/CNH’s clients and are confidential.

•	Comments on litigation or any similar matter involving the firm or actions by government regulators relative to AQR/CNH are prohibited.
•	Comments regarding personal holdings or the holdings of family members or friends are not appropriate and can negatively impact the firm by suggesting a conflict of interest with clients.

Whistleblowing Policy

In accordance with the law2, AQR has adopted the following policy for handling the whistleblower reporting requirements:

All employees shall report evidence of: (i) a violation of any federal or state securities laws; (ii) breach of fiduciary duty arising under any federal or state laws; or (iii) a similar violation of any federal or state law by AQR or any of its officers, principals, employees or agents (“Reports”) to AQR’s Chief Compliance Officer (“CCO”), who shall report the matter to AQR’s Founding Principals. AQR’s Founding Principals shall retain this information in confidence.

Upon receipt of any such Reports, the CCO will work with legal counsel and determine whether an investigation is necessary.

If it is determined that an investigation is necessary after considering the Report, the CCO will:

•	Initiate an investigation, which may be conducted by the Compliance Department or outside legal counsel; and
•	Retain such additional experts as the Founding Principals or the CCO deem necessary.

At the conclusion of any such investigation, the CCO shall:

•	Recommend an appropriate response to the findings of a material violation;
•	Inform legal counsel and the Founding Principals of the results of the investigation and the appropriate remedial measures to be adopted; and
•	Inform the whistleblower of the findings of the investigation as well as any remedial actions recommended, if any, to ensure that the activities as corrected.

The CCO and the Founding Principals shall monitor the status of the whistleblower to ensure that he or she is not retaliated against due to his or her reporting of the improper activities. The CCO and/or the Founding Principals will inform all of the whistleblowers superiors that they are prohibited in any way from retaliating against the whistleblower for bringing the activities in question to the attention of the senior management.

The CCO and the Founding Principals shall take all other actions that it deems appropriate in the event that AQR fails to implement an appropriate response.

2 The Dodd-Frank Act (the “Dodd-Frank”) contains provisions that protect whistleblowers who report fraudulent activities at financial services firms. Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides that the SEC shall pay awards to eligible whistleblowers that voluntarily provide the SEC with original information that leads to a successful enforcement action yielding monetary sanctions of over $1 million. The award amount is required to be between 10 percent and 30 percent of the total monetary sanctions collected in the SEC’s action or any related action such as in a criminal case.

Dodd-Frank expressly prohibits retaliation by employers against whistleblowers and provides them with a private cause of action in the event that they are discharged or discriminated against by their employers in violation of Dodd-Frank.

Defined Terms

•	Advisers Act: Investment Advisers Act of 1940, as amended

•	Advisory Client: An Advisory Client shall mean a client that is separately managed or sub-advised by AQR or CNH and is not an AQR Fund.

•	AQR: AQR Capital Management, LLC

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AQR Funds: AQR Funds shall mean investment products provided through collective investment vehicles, including private investment partnerships, foreign investment companies, and SEC registered open-end investment companies that are exclusively managed by AQR or an affiliate of AQR.

•	Associated Person: an Associated Person is an individual who solicits customers (or who supervises persons so engaged) on behalf of AQR as it relates to its registration as a CTA or CPO.

•	Authorized Persons: Individuals listed in Exhibit 3 of the Investment Management Policies

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Beneficial Ownership: A Beneficial Owner of a Security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power which includes the power to vote, or to direct the voting of, such Security; and/or, investment power which includes the power to dispose, or to direct the disposition of, such Security.

•	Broad Based: A fund or index that does not have the characteristics to be defined as a Narrow-Based Security Index.

•	CFTC: Commodity Futures Trading Commission

•	Chief Compliance Officer (CCO): Abdon Bolivar

•	Client: A client is a person that has an advisory or sub-advisory agreement with AQR or CNH.

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Close Associate of a Senior Foreign Political Figure: A Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

•	CNH: CNH Partners, LLC
•	Commodity: A Commodity means and includes wheat, cotton, rice, corn, oats, barley, rye, flaxseed, grain sorghums, millfeeds, butter, eggs, Irish potatoes, wool, wool tops, fats and oils (including lard, tallow, cottonseed oil, peanut oil, soybean oil, and all other fats and oils), cottonseed meal, cottonseed, peanuts, soybeans, soybean meal, livestock, livestock products, and frozen concentrated orange juice, and all other goods and articles, except onions as provided in Pub. L. 85-839, and all services, rights and interests in which contracts for future delivery are presently or in the future dealt in.

•	Convertible Securities: A security - generally a bond or a preferred stock - that can be converted into a different security - typically shares of the company’s common stock.

•	Covered Account: Is an account that holds or will hold Covered Securities that are Beneficially Owned by a Covered Person.

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Covered Person: A Covered Person means any employee, officer, Members of Household or principal of AQR or CNH. The CCO has discretion to exclude from this definition any employee who would not be considered a Covered Person.

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Covered Security: Covered Security means any Security except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by unaffiliated open-end registered investment companies (mutual funds); and (iv) currency futures, currencies, currency forwards and derivatives thereof.

•	CPO: Commodity Pool Operator

•	CTA: Commodity Trading Advisor

•	Employees: same as Covered Persons

•	ERISA: Employee Retirement Income Security Act

•	FCM: Futures Commission Merchant

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Federal Securities Laws: Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to the Funds, and any rules adopted thereunder by the SEC or the Department of the Treasury, all as amended from time to time.

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Foreign Bank: A Foreign Bank is an organization that (i) is organized under the laws of a foreign country; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

•	Foreign Shell Bank: A Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

•	Founding Principals: Cliff Asness, David Kabiller and John Liew.

•	Fund Participant: A Fund Participant shall mean an investor in an AQR or CNH sponsored fund.

•	General Counsel: Brendan Kalb

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Immediate Family of a Senior Foreign Political Figure: The Immediate Family of a Senior Foreign Political Figure typically includes the political figure’s parents, siblings, spouse, children and in-laws.

•	Investment Company Act: Investment Company Act of 1940, as amended.

•	Investment Control: Investment Control means the power to exercise controlling influence over the assets of an account.

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Know Your Client: KYC is the act of performing reasonable diligence, in regard to the opening and maintenance of every client account and to know the essential facts concerning the client. This includes but is not limited to the client’s identity and suitability for the investment.

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Limited Offering, Private Placement or Private Investment: Limited Offerings, Private Placements or Private Investments are offerings that are exempt from registration under the Securities Act of 1933. A Limited Offering includes certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds and investments in family-owned businesses. For the purposes of the Code, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be Limited Offerings.

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Material Non-Public Information: Material non-public information includes any information not publicly available that, if disclosed to the public, could be expected to affect the market price for company’s securities or affect a reasonable investor’s decision to invest. There are several categories of information that are particularly market-sensitive and therefore may qualify as material. Examples of material information include: business combinations such as mergers or joint ventures; changes in financial results; changes in dividend policy; changes in earnings estimates; significant litigation exposure; new product or service announcements; plans for a recapitalization; repurchase of shares or other reorganization; and similar matters. This list is not exclusive; there are other types of information, events or circumstances that may constitute material non-public information.

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Members of Household: Members of Household shall mean any person who lives in the Covered Person’s residence and shares personal assets (e.g. spouse, child, stepchild, grandchild, parent, stepparent, grandparent).

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Narrow-Based Security Index: A Narrow-Based Security Index means an index — that has 9 or fewer component securities; in which a component security comprises more than 30 percent of the index’s weighting; in which the five highest weighted component securities in the aggregate comprise more than 60 percent of the index’s weighting; or in which the lowest weighted component securities comprising, in the aggregate, 25 percent of the index’s weighting have an aggregate dollar value of average daily trading volume of less than $50,000,000 (or in the case of an index with 15 or more component securities, $30,000,000), except that if there are two or more securities with equal weighting that could be included in the calculation of the lowest weighted component securities comprising, in the aggregate, 25 percent of the index’s weighting, such securities shall be ranked from lowest to highest dollar value of average daily trading volume and shall be included in the calculation based on their ranking starting with the lowest ranked security.

•	NFA: National Futures Association

•	Non-Cooperative Jurisdiction: Jurisdictions listed on The Financial Action Task Force on Money Laundering (FATF) on non-compliant jurisdictions.

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Physical Presence: Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (1) employs one or more individuals on a full- time basis; (2) maintains operating records related to its banking activities; and (3) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

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Principals: (Marketing Activities): Brad Asness, Brian Hurst, Cliff Asness, David Kabiller, Gregor Andrade, Jacques Friedman, Jeremy Getson, John Howard, John Liew, Lasse Pedersen, Michael Mendelson, Oktay Kurbanov, Robert Krail (on medical leave), Ronen Israel and Stephen Mellas

•	Private Placement Memoranda: Offering memoranda for AQR’s privately sponsored funds.

•	Prohibited Persons: Persons on the U.S. Treasury Department’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons (“SDN”) list.

•	Proprietary Accounts: An account managed by AQR or CNH for which AQR or CNH and/or AQR’s or CNH’s Covered Person(s) in aggregate own 25% or more of the account’s NAV.

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Regulated Affiliate: A Regulated Affiliate means a Foreign Shell Bank that: (1) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•	SEC: U.S. Securities and Exchange Commission

•	Securities Act: Securities Act of 1933

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Security: a Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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Senior Foreign Political Figure: A Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

•	Subscriber: shall mean an investor in an AQR or CNH Fund.